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                                                                    EXHIBIT 4.12

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                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC
                                       AND

                              JOSEPHTHAL & CO. INC.


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                                WARRANT AGREEMENT





                            Dated as of June 30, 2000



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         WARRANT AGREEMENT dated as of June 30, 2000 between Chromatics Color
Sciences International, Inc., a New York corporation (the "Company"), and JOSEPHTHAL & CO. INC., a New York corporation ("Josephthal").

                              W I T N E S S E T H:


         WHEREAS, the Company proposes to issue to Josephthal warrants (the "Warrants") to purchase up to 200,000 shares of common stock, $.001 par value, of the Company ("Common Stock"); and

         WHEREAS, Josephthal has agreed pursuant to that certain financial advisory and investment banking agreement (the "Advisory and Banking Agreement") dated as of June 12, 2000 between Josephthal and the Company to act as the Company's financial advisor to render financial and other general advice to the Company as an investment banker with respect to Transactions and Financings (as defined in the Advisory and Banking Agreement, a copy of which is attached hereto as Exhibit 1) and similar matters upon the terms and conditions more fully set forth in the Advisory and Banking Agreement; and

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on June 30, 2000 by the Company to Josephthal in consideration for, and as part of Josephthal's compensation in connection with, its acting as financial advisor pursuant to the Advisory and Banking Agreement;

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         NOW, THEREFORE, in consideration of the premises made herein, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. Josephthal or its registered assigns (each individually a "Holder") are hereby granted the right to purchase, at any time from June 30, 2000 until 5:30 P.M., New York time, on June 29, 2005 up to 200,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof) at an initial exercise price of $6.99 per share (subject to adjustment as provided in Section 8 hereof) subject to the terms and conditions of this Agreement.

         2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3.       Exercise of Warrant.

         3.1 Method of Exercise. The Warrants initially are exercisable at an exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices (presently located at 5 East 80th St., New York, NY 10021) the Holder shall be entitled to receive a certificate or certificates for such shares of Common Stock. The purchase rights represented by each Warrant Certificate are exercisable at the option of the

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Holder thereof, in whole or in part (but not as to fractional shares of the
Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

         3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 hereof in exchange for that number of shares of Common Stock equal to the product of (x) the number of shares as to which such Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as hereinafter defined) of the Common Stock less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the Form of Election to Purchase annexed to such Warrant Certificate as to such exercise is deemed to have been sent to the Company pursuant to Section 14 hereof (the "Notice Date") or (ii) as the average of the Market Prices for each of the five consecutive trading days immediately preceding the Notice Date, whichever results in a higher Market Price.

         4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities underlying such Warrants (the "Warrant Securities") shall be made within three
(3) business days thereafter without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such

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certificates shall be issued in the name of the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the shares of Common Stock (and/or other securities issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction on Transfer of Warrants. The Holder by its acceptance thereof, covenants and agrees that the Warrants described therein are being acquired by it as an investment and not with a view to the distribution thereof and further agrees not to sell transfer, assign or otherwise dispose of the Warrants other than to affiliates or employees of the Holder.

         6. Initial and Adjusted Exercise Price. Subject to adjustment as provided in Section 8 hereof, the exercise price of each Warrant shall be $6.99 per share (as so adjusted, the "Exercise Price"). The Adjusted Exercise Price of each Warrant shall be the price which shall result from time to

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time from any and all adjustments of the Exercise Price in accordance with the provisions of Section 8 hereof.

                  7.       Registration Rights.

         7.1 Registration Under the Securities Act of 1933. The Warrants, and the shares of Common Stock issuable upon exercise of the Warrants or other securities issuable upon exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrant certificates representing the shares of Common Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
                  (iii) an opinion of counsel of the holder, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         7.2 Piggyback Registration. If, at any time commencing after the date hereof and expiring seven (7) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger/acquisition or pursuant to Form S-8 or a similar successor form) it will give written notice by registered mail, at least twenty (20) days prior to the filing of each such registration statement, to the Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any shares of Common

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Stock issued or issuable upon the exercise of the Warrants in such proposed registration statement (and such form of registration statement may be used for the registration of such shares), the Company shall afford the Holders of the Warrants and/or Warrant Securities the opportunity to have such securities registered under such registration statement.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3      Demand Registration.

         (a)      At any time commencing after the date hereof and expiring five
(5) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company and counsel for such Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

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         (b)      The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10) days from the date of the receipt of any such registration request.

         (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any holder of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such holder of its Warrant Securities; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the holder or holders of Warrants and/or Warrant Securities making such request.

         (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) hereof, the Company agrees that upon the written notice of election of the holders of a Majority of the Warrants and/or Warrant Securities it shall repurchase (i) any and all Warrant Securities held by such holder or holders at the higher of the Market Price (as defined in Section 8.1) per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a), or (y) the expiration of the period specified in
Section 7.4(a) and (ii) any and all Warrants held by such holder or holders at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within five (5)

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days after the later of (i) the expiration of the period specified in Section
7.4(a), or (ii) the delivery of the written notice of election specified in this
Section 7.3(d).

         7.4      Covenants of the Company with Respect to Registration.

         In connection with any registration under Sections 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its reasonable best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor, shall use its reasonable best efforts to have any registration statement declared effective at the earliest time practicable, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding fees and expenses of the Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof, including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c). If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holders(s), be liable for any and all actual damages sustained by the Holder(s) requesting registration of their Warrant Securities.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that

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the Company shall not be obligated to execute or file any general consent to do business under the laws of any such jurisdiction.

         (d) The Company shall indemnify the holder(s) of the Warrant Securities to be sold pursuant to any registration statement contemplated by this Section 7 and each person, if any, who controls such holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from any misstatement of any material fact or any omission to state a material fact in any such registration statement except for any loss, damage, expense or liability arising out of any information supplied by such holder(s) in writing specifically for inclusion therein.

         (e) The holder(s) of the Warrant Securities to be sold pursuant to a registration statement contemplated by this Section 7 shall severally and not jointly indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holders for specific inclusion in such registration statement.

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         (f)      Nothing contained in this Agreement shall be construed as
requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (g) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof without the prior written consent of the holders of the Warrants and Warrant Securities representing a Majority of such securities (assuming an exercise of all of the Warrants).

         (h) The Company shall furnish to each Holder participating in an underwritten offering of Warrant Securities pursuant to a registration statement contemplated by this Section 7 and to each underwriter participating in such offering a signed counterpart, addressed to such Holder and underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security

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holders" (within the meaning of Rule 158 under the Act) an earnings statement
(which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

         (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         (k) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, which may be Josephthal. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their

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option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such Holders and their intended methods of distribution.

         (l) For purposes of this Agreement, the term "Majority" in reference to the holders of Warrants and/or Warrant Securities, shall mean the holder or holders of in excess of fifty percent (50%) of the then outstanding Warrants and/or Warrant Securities (assuming the exercise of all of the Warrants) that have not been resold to the public.

         (m) In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into or exchangeable for shares of Common Stock.

8.       Adjustments to Exercise Price and Number of Securities.

                  8.1 Computation of Adjusted Exercise Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 8.7 hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any outstanding options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of

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such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance or sale of such shares (assuming the exercise of all outstanding options, warrants, or convertible or exchangeable securities to purchase shares of Common Stock), multiplied by the Exercise Price in effect immediately prior to such issuance or sale, and (b) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale (assuming the exercise of all outstanding options, warrants, or convertible or exchangeable securities to purchase shares of Common Stock).; provided, however, that in no even shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8.3 hereof. For the purposes of any computation to be made in accordance with this Section 8.1, the following provisions shall apply:

         (i) In case of the issuance or sale of shares of Common Stock for a consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting

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or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

         (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

         (iii) Shares of Common Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

         (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 8.1.

         (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

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         (vi)     As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         8.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of
Section 8.1 hereof, provided that:

         (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants are issued, and for a consideration equal to the minimum purchase

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price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants and no further adjustment to the Exercise Price shall be made upon the issuance of shares of Common Stock upon the exercise or conversion of such options, rights or warrants.

         (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof and no further adjustment to the Exercise Price shall be made upon the issuance of shares of Common Stock upon the exercise or conversion of such options, rights or warrants.

         (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this
Section 8.2, or in the price per share at which the securities referred to in subsection (b) of this Section 8.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise

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of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities and no further adjustment to the Exercise Price shall be made upon the issuance of shares of Common Stock upon the exercise or conversion of such options, rights, or warrants.

         8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of Section 8.3, the number of Warrant Securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon full exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.5 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, or sale by the Company of all or substantially all of its assets to another corporation (other than a consolidation or merger in which the Company is the surviving corporation), the corporation formed by such consolidation or merger or

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acquiror of such assets shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Section 8.6 shall similarly apply to successive consolidations or mergers.

         8.7. No Adjustment of Exercise Price in Certain Cases. Notwithstanding anything in this Warrant Agreement to the contrary, no adjustment of the Exercise Price shall be made:

         (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants, or the options, rights, convertible securities, or exchangeable securities issued and outstanding on the date hereof;

         (b) Upon the issuance or sale of options issue to employees, directors, or consultants of the Company pursuant to the Company's Stock Option Plan; or

         (c) If the amount of said adjustment shall be less than 2 cents ($.02) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Warrant Security.

         8.8 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable under the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.8.

         9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock, or other Warrant Securities.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other Warrant Securities as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other Warrant Securities issuable upon such exercise shall be duly and validly issued, full paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

         12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders of the Company for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

         13.      (intentionally omitted).

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the Holder, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         15. Supplements and Amendments. The Company and Josephthal may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than Josephthal) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Josephthal may deem necessary or desirable and which the Company and Josephthal deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and permitted assigns hereunder.

         17. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, without giving effect to the rules of said State governing the conflicts of laws.

         The Company, Josephthal and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of

New York, and each such party hereby irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, Josephthal and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, Josephthal and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, Josephthal and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         18. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Josephthal and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Josephthal any other Holder(s) of the Warrant Certificates or Warrant Securities.

         22. Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     CHROMATICS COLOR SCIENCES
                                                     INTERNATIONAL, INC.



                                                     By:
                                                         ---------------------------------
Attest:                                              Name:
                                                     Title:

----------------------------------
             , Secretary

                                                              JOSEPHTHAL & CO. INC.



                                                     By:
                                                         ---------------------------------
                                                     Name:
                                                     Title:

EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL TO THE HOLDER, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                      5:30 P.M. EASTERN TIME, June 29, 2005

NO. W-______                                                           _______ Warrants

                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that ____________________, or registered assigns (the "Holder"), is the registered holder of ______________ Warrants to purchase initially at any time from June 30, 2000 until 5:30 p.m. New York time on June 29, 2005 (the "Expiration Date"), up to ( Number of )fully-paid and non-assessable shares of common stock, $.001 par value ("Common Stock") of Chromatics Color Sciences International, Inc., a New York corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $6.99 per share of Common Stock upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of June 30, 2000 between the Company and Josephthal & Co. Inc. (the "Warrant Agreement"). Payment of the applicable Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the Holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company in accordance with the provisions of the Warrant Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of            , 2000

                                   Chromatics Color Sciences International, Inc.


                                   By:
                                      ----------------------------
                                   Name:
                                   Title:

Attest:


-------------------------------
               , Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Chromatics Color Sciences International, Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is ____________________ and that such Certificate be delivered to _______________ whose address is ____________________________.



Dated:


                           Signature
                                     ------------------------------

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                           (Insert Social Security or Other
                           Identifying Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ shares of Common Stock all in accordance with the terms hereof and Section 3.2 of the Warrant Agreement. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is_________________ ____________________ and that such Certificate be delivered to _______________ whose address is ____________________.



Dated:


                           Signature
                                     ------------------------------

                           (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                           (Insert Social Security or Other
                           Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED
hereby sells, assigns and transfers unto


         (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints _________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:

               Signature:
                          ------------------

               (Signature must confirm in all respects to name of holder as specified on the face of the Warrant Certificate.)

       (Insert Social Security or Other Identifying Number of Assignee).